UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 5, 2013

Summit Financial Group, Inc.

(Exact name of registrant as specified in its charter)

                                                                                            West Virginia                                                     No. 0-16587                                                                   55-0672148
                                                                                            (State or other jurisdiction of                                (Commission File Number)                                                  (I.R.S. Employer
                                                                                             incorporation or organization)                                                                                                                              Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02	Departure of Directors or Certain Officers, Appointment of Certain Others, Compensatory Arrangements of Certain Officers

(c) On September 5, 2013, Douglas T.  Mitchell, Senior Vice President and Chief Banking Officer of Summit Financial Group, Inc. (the “Company”), and Chief Executive Officer  of the Company’s wholly owned subsidiary, Summit Community Bank, Inc. resigned effective October 4, 2013.  Mr. Mitchell’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Mitchell has accepted a position as President and Chief Executive Officer of a financial institution located in Maryland.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SUMMIT FINANCIAL GROUP, INC.

Date: _September 10, 2013
                                 By:            /s/ Julie R. Cook
                                Julie R. Cook
                                Vice President &
                                Chief Accounting Officer